[INTERGRAPH LETTERHEAD]

                                                                     11-008

                     CONTRACT OF EMPLOYMENT
           EXECUTIVE VICE PRESIDENT SALES AND SUPPORT

The undersigned:

     Intergraph Corporation

whose registered office is at:

     CORPORATE HEADQUARTERS
     HUNTSVILLE, ALABAMA  35894

referred to hereafter as Intergraph, and

     Dr. Manfred Wittler

referred to hereafter as Mr. Wittler

HAVE AGREED AS FOLLOWS
- ----------------------

     1.   APPOINTMENTS
          ------------
          As from October 1, 1994 Intergraph engages Mr. Wittler in the position of Executive Vice President Sales and Support for the Americas for the part of his time not covered under the agreements between Mr. Wittler and Intergraph European Manufacturing LLC, Intergraph (Deutschland) GmbH and Intergraph France S.A. under the conditions hereinafter set out.

          Mr. Wittler declares to be free of any engagement to another employer with the exception of the three (3) mentioned above.

     2.   FUNCTIONS
          ---------
          The functions of Mr. Wittler will include:

          That he carries out the expected role related to the above in a professional manner reflecting the responsibility of the post, and that he acts as the surveyor of the Region and Country Management ensuring Intergraph meets its statutory obligations and such management complies with the policies and directives established by Intergraph Corporation of Huntsville.

          Mr. Wittler reports directly to the Chief
          Executive Officer of Intergraph Corporation.

     3.   PLACE OF WORK
          -------------
          Mr. Wittler will work at the Intergraph office in Huntsville and where ever it may be necessary in the assigned territory.

     4.   TERRITORY
          ---------
          The area assigned to Mr. Wittler includes:
          North, Central and South America.

     5.   REMUNERATION
          ------------
          Intergraph will pay Mr. Wittler a gross annual salary in the amount of two hundred thousand Deutsch Marks (200,000 DM ($133,640)) to be paid in a lump sum at the beginning of each calendar year. Payment of the remuneration shall satisfy all claims for overtime and extra hours and includes a fixed amount for commissions on Intergraph sales in the Americas of 60,000 DM ($40,090).

     6.   EXPENSES
          --------
          Intergraph will reimburse Mr. Wittler for reasonable and actual business expenses incurred in the execution of his position, in accordance with Intergraph policies and procedures. All claims must be substantiated and properly recorded.

     7.   VACATION ENTITLEMENT
          --------------------
          In addition to the public holidays Mr. Wittler will be entitled to 25 days paid leave per annum as mentioned in the agreement between Mr. Wittler and Intergraph European Manufacturing LLC.

     8.   CONFIDENTIALITY
          ---------------
          Both during and after the currency of this Agreement, Mr. Wittler shall treat as confidential all information with respect to the business and the interests of Intergraph and/or its affiliates, and its parent company, which has come to his knowledge during the performance of his duties. He will make restitution to Intergraph of all documents concerning Intergraph in his possession at the end of his employment with Intergraph.

     9.   COMPETITION
          -----------
          In the event of the termination of this Agreement by either party, Mr. Wittler agrees not to associate himself in any manner, whether direct or indirect, with any company or organization or self-employment operating in direct competition with Intergraph Corporation or its subsidiaries for a period of six
          (6) months following that termination provided that Intergraph compensates Mr. Wittler in accordance with article 5 of this agreement for those six (6) months.

     10.  STOCKHOLDING
          ------------
          Mr. Wittler is required to declare all existing and future stockholding by himself, or immediate family, on any company or organization operating in direct competition with Intergraph or its affiliates.

     11.  OTHER EMPLOYMENT
          ----------------
          Mr. Wittler is not permitted to enter into any form of additional employment whilst this contract is in force without the express written permission of the Chief Executive Officer of Intergraph.

     12.  CURRENCY AND TERMINATION
          ------------------------
          This Agreement may be terminated by either party per the end of a month with six (6) months written notification. Upon involuntary termination on the part of Intergraph, Intergraph will provide six (6) months severance pay.

     13.  ILLNESS OR ACCIDENT
          -------------------
          If, because of illness or accident, Mr. Wittler is not able to perform his duties he must so inform
          Intergraph as soon as possible.

          During the first 12 months of Mr. Wittler's incapacity of work Mr. Wittler shall receive his monthly fixed remuneration in the amount of US$ 11,140
          (eleven thousand one hundred forty dollars).
          Intergraph is not bound to make any further payment.

          If and in so far with regard to illness or an accident of which Mr. Wittler is a victim Mr. Wittler has a claim against one or more thirds for damage for lost wages, Intergraph shall not be under an obligation to make payment to Mr. Wittler. In that case, Intergraph is bound to make these payments to Mr. Wittler by way of advance payment of damages. Mr. Wittler is to assign unto Intergraph his claim of damages to the amount of advance payments. Intergraph shall deduct the amount of the advance payments from the damages.

     14.  ASSISTANCE
          ----------
          Mr. Wittler acknowledges his responsibility to ensure that he remains socially insured in Germany, also for income earned from non German Intergraph subsidiaries. In this respect Mr. Wittler can expect guidance from both Ernst & Young in Alabama and the Intergraph Corporate Tax Department in Huntsville, but Intergraph can not accept any liability for Mr. Wittler's non compliance with any legal requirement in this respect.

     15.  GENERAL
          -------
          This contract of employment supersedes any previous agreement, oral or written between Mr. Wittler and Intergraph Corporation or any of its subsidiaries in respect matter here of except the agreement between Intergraph European Manufacturing LLC and Mr. Wittler, Intergraph (Deutschland) GmbH and Mr. Wittler as well as the agreement between Intergraph (France) S.A. and Mr. Wittler.
          No change of the provisions of this Agreement shall be binding unless in writing and signed by both parties.

     16.  PENSION/SOCIAL SECURITY
          -----------------------
          Mr. Wittler has joined both the company pension plans of Intergraph (Deutschland) GmbH and the German social security system as outlined in the agreement between Intergraph (Deutschland) GmbH and Mr. Wittler and therefore Mr. Wittler has no pension rights under this Agreement.

     17.  GOVERNING LAWS
          --------------
          This Agreement will be subject to United States of America Law and Regulations of Employment


For and on behalf of
Intergraph Corporation



/s/  Larry Laster
- ----------------------------                 ------------------------
Mr. Larry Laster                             Dr. Manfred Wittler
Executive Vice President                     Executive Vice President


Date:          10/1/94                       Date:
     -----------------------                      -------------------



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                                                                           3
INTERGRAPH
- ----------                                                     Confidential
Office of the Vice President                                     Memorandum
- ----------------------------------------------------------------------------

Ref.:          03-034

Date:          May 27, 1994

To:            Manfred Wittler

Copy:          Jim Meadlock        Manfred Wittler Personnel File

From:          Jeff Heath

Subject:       Extension Of Your Netherlands Contract
- ---------------------------------------------------------------------------

With reference to the Contract between yourself and Intergraph European Manufacturing BV, effective November 1, 1989, and subsequently assigned to Intergraph European Manufacturing LLC, the aforementioned contract is hereby extended from November 1, 1994 until October 31, 1997, under the same terms and conditions as the original contract with the following changes:

1.   Your new title is "Executive Vice President Sales and
Support Americas and Europe.

2.   You report to the Chief Executive Officer.

3.   Your remuneration is as defined in the yearly Compensation
Package approved by the Chief Executive Officer.

Approved on May 24, 1994, Hoofddorp, The Netherlands




/s/ Jeffrey P. Heath                   /s/ Manfred Wittler     5/27/94
- -----------------------------          --------------------   --------
Jeffrey P. Heath                       Manfred Wittler        Date
Vice President Business Operations     Executive Vice President
and Finance, Europe and Mid-World      Sales and Support
Managing Director Intergraph Europe    Americas and Europe
LLC